Exhibit 99.2

DATE:	JULY 22, 2008

TO:	MERRILL AUTO TRUST SECURITIZATION 2008-1 (“Counterparty”)
ATTENTION:	DIANE REYNOLDS
TEL:	651-495-3923
FAX:	651-495-8090
EMAIL:	Diane.Reynolds@usbank.com

FROM:	MERRILL LYNCH CAPITAL SERVICES, INC. (“MLCS”)
CONTACT:	MARINA LYUTERSHTEYN
EMAIL:	Marina_Lyutershteyn@ml.com
TEL:	212-236-8653
FAX:	917-778-0836

RE:	SWAP TRANSACTION

ML REF:	08DL51126, 4851674

Dear Sir or Madam:

The purpose of this communication is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction").  This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” shall be deemed to apply to the Transaction referred to herein.  Terms used and not otherwise defined herein or in the Definitions shall have the respective meanings ascribed to such term in the Indenture, dated as of June 30, 2008 among Merrill Auto Trust Securitization 2008-1, as Issuer, Citibank, N.A., as Trustee and U.S. Bank National Association, as Securities Administrator (as amended, modified or supplemented from time to time, the “Indenture”).  In the event of any inconsistency between the Definitions, the Indenture and this Confirmation, the terms of this Confirmation shall govern.

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of July 22, 2008 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which the Confirmation relates are as follows:

Notional Amount:
The Outstanding Amount of the Class A3b Notes of Merrill Auto Trust Securitization 2008-1 (the “Trust”) as of the close of business on the first day of each Floating Rate Calculation Period (“Outstanding Amount” and “Class A3b Notes” each have the meaning specified in Appendix A to the Indenture).

Trade Date:	July 22, 2008
Effective Date:	July 25, 2008

Termination Date:
The earliest of (i) March 15, 2012 and (ii) when the Notional Amount hereunder has been reduced to zero, subject to adjustment in accordance with the Following Business Day Convention and subject to early termination in accordance with the terms of the Agreement.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer
Payment Date:	The 15th day of each month in each year, commencing on August 15, 2008 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	3.550000% per annum

Fixed Rate Payer
Day Count Fraction:	30/360

No Adjustment of
Period End Dates:	Inapplicable

Floating Amounts:

Floating Rate Payer:	MLCS

Floating Rate Payer
Payment Date:	The 15th day of each month in each year, commencing on August 15, 2008 and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate for
initial Calculation Period:	2.461250%

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One Month

Spread:	Inapplicable

Floating Rate Payer
Day Count Fraction:	Actual/360

No Adjustment of
Period End Dates:	Inapplicable

Reset Dates:	The first day of each Floating Rate Payer
Calculation Period

Rate Cut-Off Dates:	Inapplicable

Averaging:	Inapplicable

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	MLCS unless otherwise specified in the Agreement

Non-Reliance:
Each party represents to the other party that it is acting for its own account, and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

Please confirm that the foregoing correctly sets the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

Yours sincerely,

MERRILL LYNCH CAPITAL SERVICES, INC.

By: /s/ James Hsu
Authorized Signatory

Accepted and confirmed as of the
Trade Date written above:

MERRILL AUTO TRUST SECURITIZATION 2008-1

By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By: /s/ Diane L. Reynolds
Authorized Signatory
Name: Diane L. Reynolds
Title: Vice President